Exhibit 10.1

THIRD AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of August 13, 2021, is entered into by umb bank, n.a. (together with its successors and assigns, “Lender”), SCOTT’S LIQUID GOLD-INC., a Colorado corporation (“SLG”), SLG CHEMICALS, INC., a Colorado corporation (“Chemicals”), and NEOTERIC COSMETICS, INC., a Colorado corporation (“NC”, and together with SLG and Chemicals, collectively, “Borrowers” and each, a “Borrower”) and each of the undersigned guarantors (collectively “Guarantors” and together with Borrowers, “Obligors”), with reference to the following facts:

RECITALS

A.

Lender and Borrowers are parties to a Loan and Security Agreement dated as of July 1, 2020, as amended by the First Amendment to the Loan and Security Agreement dated as of March 26, 2021, and as amended by the Second Amendment to Loan and Security Agreement dated as of June 25, 2021 (as may be further amended, supplemented, replaced, restated or otherwise modified, the “Loan Agreement”), pursuant to which Lender has provided certain credit facilities to Borrowers.

B.	Borrowers have requested that Lender make certain modifications to the Loan Agreement.
C.	Lender is willing to provide such accommodations to the Borrowers on the terms and conditions set forth below.

NOW, THEREFORE, the parties hereby agree as follows:

1.

Defined Terms.  Any and all initially capitalized terms used in this Amendment (including, without limitation, in the Recitals to this Amendment) without definition shall have the respective meanings assigned thereto in the Loan Agreement.

2.	Tangible Net Worth. Effective as of May 1, 2021, Section 9.1 of the Loan Agreement is hereby amended to read in full as follows:

““Section 9.1Financial Covenants.

(a)Minimum Tangible Net Worth.  Tangible Net Worth as of the last day of each month, shall not be less than the Tangible Net Worth Requirement.  As used herein:

(i)‘Tangible Net Worth Requirement’ means as the Tangible Net Worth of Borrowers on December 31, 2021, determined as of the first Determination Date following December 31, 2021, which Tangible Net Worth Requirement shall be increased (but not decreased) on each Determination Date thereafter by an amount equal to 25% of positive Net Income for the fiscal year immediately preceding such Determination Date, based on the audited financial statements required by Section 8.1(a) with respect to the fiscal year ending prior to such Determination Date.

(ii)‘Determination Date’ means the date that Borrowers are required to deliver audited financial statements as set forth in Section 8.1(a).

(b)Minimum Fixed Charge Coverage Ratio.  Commencing with the month ended July 31, 2022, Borrowers’ Fixed Charge Coverage Ratio as of each month-end shall not be less than 1.20 to 1.00.  Borrowers’ Fixed Charge Coverage Ratio shall be measured on a trailing twelve month basis.

(c)Minimum Monthly Cash Flow After Debt Service.  Borrowers’ monthly Cash Flow After Debt Service, for each Test Period below, shall not be less than the amount opposite such Test Period through June 30, 2022:

Test Period	Cumulative Cash Flow After Debt Service
May 1, 2021 through May 31, 2021	-$280,000
June 1, 2021 through June 30, 2021	-$150,000
July 1, 2021 through July 31, 2021	-$526,000
August 1, 2021 through August 31, 2021	$93,000
September 1, 2021 through September 30, 2021	$136,000
October 1, 2021 through October 31, 2021	$70,000
November 1, 2021 through November 30, 2021	-$278,000
December 1, 2021 through December 31, 2021	$154,000
January 1, 2022 through January 31, 2022	$80,000
February 1, 2022 through February 29, 2022	$83,000
March 1, 2022 through March 31, 2022	$85,000
April 1, 2022 through April 30, 2022	$86,000
May 1, 2022 through May 31, 2022	$117,000
June 1, 2022 through June 30, 2022	$118,000”

3.

Intellectual Property Appraisal.  Each Obligor will take commercially reasonable steps to cause an intellectual property appraisal to be conducted by a third-party appraiser acceptable to Lender, with a delivery date of not later than 60 days after the date of this Amendment.

4.

Modification Fee.  In consideration for the accommodations provided herein, Obligors shall pay to Lender a modification fee in the amount of $50,000.00, which fee shall be fully earned on the date hereof but which shall be paid as follows: (a) $10,000.00 on August 31, 2021, (b) $10,000.00 on September 30, 2021, (c) $10,000.00 on October 31, 2021, (d) $10,000.00 on November 30, 2021, (e) $10,000.00 on December 31, 2021.

5.	Acknowledgments. Each Obligor acknowledges and agrees that:
(a)	Lender has a valid, perfected and first priority security interest and lien upon all of the Collateral to secure the Obligations;
(b)	Each of the Loan Documents is in full force and effect, and is enforceable against such Obligor and the Collateral in accordance with its respective terms; and
(c)

Such Obligor has no defenses, offsets, recoupments or counterclaims to: (i) its obligation to pay all amounts from time to time owing and to perform all obligations required to be performed under the Loan Documents, (ii) enforcement of Lender’s rights in and to the Collateral, or (iii) enforcement of any other of Lender’s rights or remedies.

6.Representations and Warranties.  Each Obligor represents and warrants to Lender that:

(a)

Upon the effectiveness of this Amendment, there exists no Default or Event of Default, or any other condition or occurrence of events that constitutes or with the passage of time or the giving of notice or both, would constitute a Default or Event of Default, under the Loan Agreement or any other Loan Document.

(b)	Each Obligor executing and delivering this Amendment, has been duly authorized to execute and deliver this Amendment by all necessary corporate action on the part of such Obligor.
(c)

All representations and warranties of the Obligors contained in the Loan Documents, except for those that speak as of a particular date, are and remain true and correct in all material respects as of the date of this Amendment.

7.	Conditions Precedent. The effectiveness of this Amendment shall be subject to the prior satisfaction of each of the following conditions:
(a)	This Amendment. Lender shall have received this Amendment duly executed by an authorized officer of Borrowers and Guarantors; and
(b)	Officers Certificate. Lender shall have received a duly executed Officer’s Certificate in form acceptable to Lender.
8.

Renewal and Extension of Security Interests and Liens.  Each Obligor hereby (a) renews and affirms the Liens created and granted in the Loan Documents, and (b) agrees that this Amendment shall in no manner affect or impair the Liens securing the Obligations, and that such Liens shall not in any manner be waived, the purposes of this Amendment being to modify the Loan Agreement as herein provided, and to carry forward all Liens securing the same, which are acknowledged by such Obligor to be valid and subsisting.

9.

Integration.  This Amendment, and the documents referred to herein constitute the entire agreement of the parties in connection with the subject matter hereof and cannot be changed or terminated orally.  All prior agreements, understandings, representations, warranties and negotiations regarding the subject matter hereof, if any, are merged into this Amendment.

10.

Counterparts.  This Amendment may be executed in multiple counterparts, each of which when so executed and delivered shall be deemed an original, and all of which, taken together, shall constitute but one and the same agreement.  The parties agree that the electronic signature of a party to this Amendment shall be as valid as an original manually executed signature of such party and shall be effective to bind such party to this Agreement.

11.

Release.  Each of the Obligors (for purposes of this Section, each a “Releasing Party” and collectively, the “Releasing Parties”) releases, acquits and forever discharges Lender, UMB Financial Corporation and their respective past, present and future directors, officers, employees, agents, attorneys, affiliates, successors, administrators and assigns (collectively, the “Released Parties”) of and from any and all claims, actions, causes of action, demands, rights, damages, costs, loss of service, expenses and compensation whatsoever, heretofore or hereafter arising from any events or occurrences, or anything done, omitted to be done, or allowed to be done by any of the Released Parties on or before the date of execution of this Amendment, WHICH DO OR MAY EXIST, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, FORESEEN OR UNFORESEEN (collectively, the “Released Matters”).  In furtherance of this general release, Releasing Parties each acknowledge and waive the benefits of California Civil Code Section 1542 (and all similar ordinances and statutory, regulatory, or judicially created laws or rules of any other jurisdiction), which provides:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

12.

Acknowledgment of Guarantor.  Each Guarantor hereby acknowledges and agrees to the terms and conditions of this Amendment, acknowledges and reaffirms its/his/her obligations owing to Lender under its/his/her Guaranty, and each other Loan Document to which such Guarantor is a party, and agrees that the Guaranty and other Loan Documents are and shall remain in full force and effect.  Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to the same, each Guarantor understands and acknowledges that Lender has no obligation to inform Guarantors of such matters in the future or to seek any Guarantor’s acknowledgement or agreement to future amendments, and nothing herein shall create such a duty.

13.

Costs and Expenses.  Borrowers agree to pay upon demand all of Lender’s expenses, including without limitation reasonable, reasonably documented attorneys’ fees, charges and disbursements of outside counsel for Lender, incurred in connection with the preparation, negotiation, review, analysis, administration, enforcement or modification of, and collection and other litigation relating to, or arising out of the Loan Agreement or any other Loan

Document, or any amounts owing thereunder.  Lender may pay someone else to help collect such amounts and to enforce the Loan Agreement or any other Loan Document, and Borrowers will pay that amount.  This includes, subject to any limits under applicable law, reasonable, reasonably documented Lender’s attorneys’ fees and legal expenses, whether or not there is a lawsuit, including attorneys’ fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), foreclosure costs, appeals, and any anticipated post-judgment collection services.  Borrowers will pay any court costs, in addition to all other sums provided by law.

14.

Governing Law.  This Amendment, the interpretation and construction of this Amendment and any provision of this Amendment and of any issue relating to the transactions contemplated by this Amendment shall be governed by the laws of the State of CALIFORNIA, not including conflicts of law rules.

15.

Waiver of Jury Trial.  To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim, or proceeding arising out of or related to this Amendment.

16.

Further Assurances.  Borrowers agree to execute and deliver such other agreements, documents and instruments and take such other actions as Lender may reasonably request in connection with the transactions contemplated by this Amendment.

17.

ENTIRE AGREEMENT.  THIS AMENDMENT, THE LOAN AGREEMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH AND PURSUANT TO THIS AMENDMENT AND THE LOAN AGREEMENT REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature Page Follows]

IN WITNESS WHEREOF, Obligors and Lender have executed this Amendment by their respective duly authorized officers as of the date first above written.

LENDER: UMB BANK, N.A. By: /s/ John D. Watkins Name: John D. Watkins Title: Senior Vice President
BORROWERS: SCOTT’S LIQUID GOLD-INC. By: /s/ Kevin Paprzycki Name: Kevin Paprzycki Title: Co-President and Chief Financial Officer
SLG CHEMICALS, INC. By: /s/ Kevin Paprzycki Name: Kevin Paprzycki Title: Co-President and Chief Financial Officer
NEOTERIC COSMETICS, INC. By: /s/ Kevin Paprzycki Name: Kevin Paprzycki Title: Co-President and Chief Financial Officer

GUARANTORS: SLG TOUCH-A-LITE, INC. By: /s/ Kevin Paprzycki Name: Kevin Paprzycki Title: Co-President and Chief Financial Officer